SUBSIDIARIES OF THE REGISTRANT*              Exhibit 21

                               as of June 30, 1997
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
Asset One Corp.                                   Marina Operations Corp.
Asset Four Corp.                                  New Mexico Asset Corporation
Asset Five Corp.                                  New Mexico Asset Limited Partnership
Bellasera Corp.                                   Sun City Sales Corporation, a Michigan corporation
Bellasera Home Construction Co.                   Sun City Title Agency Co.
Coventry of California, Inc.                      Sun State Insulation Co., Inc.
Del Webb Architectural Services, Inc.             Terravita Commercial Corp.
Del Webb California Corp.                         Terravita Corp.
Del Webb Commercial Properties Corporation        Terravita Home Construction Co.
Del Webb Communities, Inc.                        Terravita Marketplace L.L.C.
Del Webb Communities of Nevada, Inc.              The Villages at Desert Hills, Inc.
Del Webb Community Management Co.                 Trovas Company
Del Webb Conservation Holding Corp.               Trovas Construction Co.
Del Webb Construction Services Co.
Del Webb Home Construction, Inc.
Del Webb Homes, Inc.
Del Webb Limited Holding Co.
Del Webb Midatlantic Corp.
Del Webb Property Corp.
Del Webb Southwest Co.
Del Webb Texas Limited Partnership
Del Webb Texas Title Agency Co.
Del Webb's Contracting Services, Inc.
Del Webb's Contracting Services of  Tucson, Inc.
Del Webb's Coventry Homes Construction Co.
Del Webb's Coventry Homes, Inc.
Del Webb's Coventry Homes of Nevada, Inc.
Del Webb's Coventry Homes Construction
  of Tucson Co.
Del Webb's Coventry Homes of Tucson, Inc.
Del Webb's Sunflower of Tucson, Inc.
Del Webb's Stetson Hills, Inc.
Del Webb's Sun City Realty, Inc.
Del E. Webb Cactus Development Corp.
Del E. Webb Development Co., L.P., a Delaware
limited partnership
Del E. Webb Finance Company, a Nevada
corporation
Del E. Webb Financial Corporation
Del E. Webb Foothills Corporation
Del E. Webb Glen Harbor Development Corporation
Del E. Webb Land Conservancy (Non-Profit)
DW Aviation Co.
Fairmount Mortgage, Inc.
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*        All subsidiaries are Arizona corporations except the following:

         Del E. Webb Development Co., L.P., a Delaware limited partnership Del E. Webb Finance Company, a Nevada corporation
         New Mexico Asset Limited Partnership, an Arizona limited partnership Sun City Sales Corporation, a Michigan corporation